UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
FORM 8-K/A
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2026
_________________________________________________________
Blue Owl Digital Infrastructure Trust
(Exact name of registrant as specified in its charter)
_________________________________________________________

Maryland	000-56758	33-5055663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 29, 2026, Blue Owl Digital Infrastructure Trust (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) disclosing the acquisition of one hundred percent (100%) of the membership interests in GCDC Purchaser Phase 1 LLC and its fee interest in the Gainesville Crossing Data Center Building 1 (the "Property"), a 72 megawatt single-tenant data center property on June 23, 2026. Terms used but not otherwise defined herein have the meanings set forth in the Initial Form 8-K.

This Current Report on Form 8-K/A is being filed by the Company solely to provide the required audited and unaudited statements of revenues and certain expenses under Rule 3-14 of Regulation S-X with respect to the acquisition of the Property. Additionally, this report presents the required pro forma financial information reflecting the impact of the acquisition of the Property on the Company.

The Company intends to make an election to be treated as a real estate investment trust for federal income tax purposes beginning with the taxable year ended December 31, 2025 and as such, the estimated taxable operating results are excluded from this report.

The Company’s results with respect to the Property may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in the Company’s Registration Statement on Form 10 (File No. 000-56758), as amended, and under Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the period from inception (April 7, 2025) to December 31, 2025.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired

Gainesville Crossing Data Center Building 1

Independent Auditors' Report
Combined Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2026 and the Year Ended December 31, 2025
Notes to Combined Statements of Revenues and Certain Operating Expenses

(b) Pro forma Financial Information

Blue Owl Digital Infrastructure Trust Unaudited Pro Forma Financial Information

Unaudited Pro Forma Combined Balance Sheet as of March 31, 2026
Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended March 31, 2026
Unaudited Pro Forma Combined Statement of Operations for the Period from Inception through December 31, 2025
Notes to Unaudited Pro Forma Combined Financial Information

Independent Auditors’ Report

To the Shareholders and Board of Trustees
Blue Owl Digital Infrastructure Trust:

Opinion

We have audited the accompanying Combined Statement of Revenues and Certain Operating Expenses of Gainesville Crossing Data Center Building 1 (as described in Notes 1 and 2) (the Property) for the year ended December 31, 2025, and the related notes (the financial statement).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the combined revenues and certain operating expenses of the Property described in Note 2 of the financial statement for the year ended December 31, 2025, in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of Blue Owl Digital Infrastructure Trust and the Property and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing on Form 8-K/A of Blue Owl Digital Infrastructure Trust) and is not intended to be a complete presentation of the Property’s revenues and expenses. As a result, the financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for one year after the date that the financial statement is available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ KPMG LLP

Chicago, Illinois
August 7, 2026

Gainesville Crossing Data Center Building 1
Combined Statements of Revenues and Certain Operating Expenses
Three Months Ended March 31, 2026 (Unaudited) and the Year Ended December 31, 2025
(Dollars in thousands)

	Three Months Ended March 31, 2026 (Unaudited)	Year Ended December 31, 2025
Revenues
Rental revenue	$26,792	$92,000
Total revenues	26,792	92,000

Expenses
Rental property operating	7,808	22,541
General and administrative	178	1,336
Total certain operating expenses	7,986	23,877
Revenues in excess of certain operating expenses	$18,806	$68,123

See the accompanying notes to the Combined Statements of Revenues and Certain Operating Expenses.

Gainesville Crossing Data Center Building 1
Notes to Combined Statements of Revenues and Certain Operating Expenses

1.Organization

On June 23, 2026, an indirect wholly-owned subsidiary of Blue Owl Digital Infrastructure Trust (the "Company"), a Maryland statutory trust, acquired one hundred percent (100%) of the membership interests in GCDC Purchaser Phase 1 LLC (the “Property Owner”) and indirectly acquired the Property Owner’s fee interest in the Gainesville Crossing Data Center Building 1 (the "Property"), a 72 megawatt single-tenant data center property located at 13760 University Boulevard, Gainesville, Virginia 20155. The Property is powered by a substation dedicated to the campus.

2.     Basis of Presentation

The accompanying statements of revenues and certain operating expenses of the Property for the three months ended March 31, 2026 (unaudited) and the year ended December 31, 2025 (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Accordingly, it is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property, have been excluded. Such items that have been excluded consist of interest expense, interest income, unrealized gains/losses, investment management fees, and depreciation and amortization. The Company is not aware of any other material factors relating to the Property that would cause this financial information to not be indicative of future operating results.

3.     Summary of Significant Accounting Policies

Revenue Recognition

The Property’s primary source of revenues is rental revenue, which consists of fixed contractual base rent arising from the lease agreement, which is classified as an operating lease. The Property has elected the non-separation practical expedient for lessors under ASC 842 to not separate lease and non-lease components, and accordingly presents both base rent and tenant reimbursements as a single rental revenue line item. Rental revenue is recognized on a straight-line basis over the non-cancelable term of each lease for amounts that are deemed probable of collection. The Property records utility expenses on a gross basis as the Property pays for such expenses directly and is subsequently reimbursed by the tenant. Utility expenses are recognized within rental property operating expenses within the Combined Statements of Revenues and Certain Operating Expenses when incurred, while the reimbursements, which are recognized as variable lease income, are recorded in rental revenue. The Company begins to recognize revenue upon the acquisition of the related property or when a tenant takes possession of the leased space.

Expense Recognition

The Property is leased on a modified gross basis, under which the Property Owner retains the responsibility to pay directly for certain operating costs, namely property taxes, utilities, and repairs and maintenance expenses. The owner pays for these expenses directly and is subsequently reimbursed by the tenant for certain costs in accordance with the lease agreement. These expenses are recorded on a gross basis as they are incurred. Operating expenses represent the direct expenses of operating the Property that are expected to continue in the ongoing operations of the Property.

Use of Estimates

The preparation of the Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting periods presented. Actual results may differ from these estimates.

4.     Minimum Future Rental Revenue

The future minimum base rental income to be received under non-cancelable tenant operating leases as of December 31, 2025, for the remaining and each of the next five years thereafter, is summarized as follows (in thousands):

Minimum Future Rental Revenue
2026	$77,179
2027	78,726
2028	80,300
2029	81,908
2030	83,543
Thereafter	856,500
$1,258,156

Utilities reimbursements as required under the lease are considered variable and therefore not included in the table above.

5.     Tenant Concentrations

For the year ended December 31, 2025, and the three months ended March 31, 2026, one tenant represented all (100%) of the Property’s rental revenue.

6.     Commitments and Contingencies

The Property is not involved in any material litigation nor, to management's knowledge, was any material litigation threatened against the Property.

7.     Subsequent Events

In preparing the Statements, the Company has evaluated events and transactions occurring through August 7, 2026, the date the Statements were available to be issued, and management did not identify any subsequent events requiring additional disclosure.

Blue Owl Digital Infrastructure Trust
Unaudited Combined Pro Forma Financial Information
Introduction
On May 18, 2026, NVA11A LLC, a Delaware limited liability company (the “Purchaser”) and an indirect wholly-owned subsidiary of Blue Owl Digital Infrastructure Trust, a Maryland statutory trust (“ODIT” or the “Company”), entered into a membership interest purchase agreement (the “Purchase Agreement”) to acquire one hundred percent (100%) of the membership interests in GCDC Purchaser Phase 1 LLC, a Delaware limited liability company (the “GCDC 1 Property Owner”, “Acquiree”), from an unaffiliated third party seller, US GCDC Phase 1 Holdings LLC, a Delaware limited liability company (the “Seller”). On June 23, 2026, the Purchaser completed the acquisition of the membership interests from the Seller for an aggregate purchase price of approximately $860.6 million, subject to applicable closing adjustments and any amounts required by law to be withheld (the “Acquisition”). By acquiring such membership interests, the Purchaser indirectly acquired the GCDC 1 Property Owner’s fee interest in a 72-megawatt data center facility located in Gainesville, Virginia (the “Property”). The Property is currently 100% leased to a hyperscale customer.
The Acquisition was funded using (i) the Company’s available cash (ii) revolving lines of credit, and (iii) a new property-level mortgage loan, which has been securitized through one or more commercial mortgage-backed securities transactions obtained by ODIT in connection with the Acquisition (together, the “Financing”), as further described below. Certain of the commercial mortgage-backed securities were purchased by funds managed by affiliates of the Company.
On June 23, 2026, GCDC 1 Property Owner entered into a Loan Agreement with JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, to borrow an aggregate principal amount of approximately $559.0 million under a secured mortgage loan with fixed rate components secured primarily by a mortgage on the Property (the "CMBS Facility"). The proceeds of the CMBS Facility were used to, among other things, (a) repay existing indebtedness on the Property, (b) pay and/or reimburse costs or borrowings incurred in connection with the Acquisition of the Property, and (c) pay costs and expenses incurred in connection with the closing of the CMBS Facility. In addition, the Company drew approximately $52.0 million on the Company's secured variable funding notes and approximately $150.0 million on the Company's revolving credit facility (together with the secured variable funding notes, the "Other Borrowings"). The remaining amount of consideration was funded with cash on hand. The CMBS Facility and the Other Borrowings are collectively referred to herein as the "Financing."
The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited transaction accounting adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The unaudited transaction accounting adjustments are used to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition in accordance with accounting principles generally accepted in the United States (“GAAP”).
The unaudited pro forma combined balance sheet as of March 31, 2026 is presented as if the Acquisition of the Property and related Financing had been completed on March 31, 2026. The Acquisition of the Property is accounted for as an asset acquisition. The Blue Owl Digital Infrastructure Trust Historical column represents the actual balance sheet as of March 31, 2026, as presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on May 13, 2026 with the Securities and Exchange Commission (“SEC”). The GCDC Building 1 column presents the purchase price allocation of the Property and other related pro forma adjustments. The Financing Adjustments column presents the pro forma adjustments related to the Financing.
The Company was formed on April 7, 2025 ("Inception"). Accordingly, the unaudited pro forma combined statements of operations give effect to the Acquisition of the Property as if it had occurred on the first day of the earliest period presented (April 7, 2025) and are presented for the following periods, which represent all periods for which the Company has historical financial statements:
•The period from Inception through December 31, 2025; and
•The three months ended March 31, 2026.

The Blue Owl Digital Infrastructure Trust Historical columns represent the actual financial statements of the Company as presented in the Company's Annual Report on Form 10-K for the period from Inception through December 31, 2025, as filed with the SEC on March 11, 2026, and the Company's Form 10-Q for the three months ended March 31, 2026, as filed on May 13, 2026, respectively.
The information included in the GCDC Building 1 column in the unaudited pro forma combined statements of operations is derived from the accompanying statement of revenues and certain operating expenses prepared in accordance with Rule 3-14 of Regulation S-X of the SEC. For the three months ended March 31, 2026, the GCDC Building 1 column reflects the Property's historical statement of revenues and certain operating expenses for that same period. For the period from Inception through December 31, 2025, although the accompanying Rule 3-14 statement of revenues and certain operating expenses presents the results of the Property for the full year ended December 31, 2025, the GCDC Building 1 column reflects only the period from April 7, 2025 through December 31, 2025 in order to correspond to the Blue Owl Digital Infrastructure Trust Historical period, which began at Inception on April 7, 2025. Other than conforming the period presented, no adjustments were made to the historical results of the Property reflected in this column. The Transaction Accounting Adjustments column presents adjustments related to the purchase price allocation of the Property and other related pro forma adjustments for the three months ended March 31, 2026 and the period from Inception through December 31, 2025, respectively. The Financing Adjustments column presents the pro forma adjustments related to the Financing for the three months ended March 31, 2026 and the period from Inception through December 31, 2025, respectively.
The Property’s statement of revenues and certain operating expenses has been prepared for the purpose of complying with the provisions of SEC Rule 3-14 of Regulation S-X under the 1933 Act. The statements exclude certain expenses such as interest, depreciation and amortization, non-recurring professional fees, corporate expenses, management fees, and other revenues and expenses not directly related or comparable to, or expected to be incurred in, the future operations of the Property.
The following unaudited pro forma condensed financial statements should be read in conjunction with:
•The accompanying notes to the unaudited pro forma combined financial information;
•The separate audited financial statements of the Company as of and for the period from Inception through December 31, 2025, and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 11, 2026;
•The separate unaudited financial statements of the Company as of and for the three months ended March 31, 2026, and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 13, 2026;
•The historical audited combined statement of revenues and certain operating expenses of GCDC Building 1 for the year ended December 31, 2025, as filed with the SEC on August 7, 2026; and
•The historical unaudited combined statement of revenues and certain operating expenses of GCDC Building 1 for the three months ended March 31, 2026, as filed with the SEC on August 7, 2026.
The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ from the assumptions used to present the accompanying unaudited pro forma combined balance sheet and statement of operations.
The unaudited pro forma combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the Company.
The unaudited pro forma combined financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the Acquisition including any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. We are not aware of any material transactions between the Company and the Property during the periods presented.

Accordingly, adjustments to eliminate transactions between the Company and the Property have not been reflected in the unaudited pro forma combined financial information.

Blue Owl Digital Infrastructure Trust
Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2026
(Dollars in thousands)

	Blue Owl Digital Infrastructure Trust Historical Note 1(a)	GCDC Building 1	Note 1	Financing Adjustments	Note 1	Pro Forma Combined
Assets
Investments in real estate, net	$3,245,211	$1,151,274	1(b)	$—		$4,396,485
Investment in unconsolidated joint venture	46,977	—		—		46,977
Debt investments	154,842	—		—		154,842
Intangible assets, net	485,048	168,707	1(b)	—		653,755
Cash and cash equivalents	135,148	(861,043)	1(b)	750,904	1(c)	25,009
Restricted cash	12,214	—		—		12,214
Other assets	39,270	25,230	1(b)	1,358	1(c)	65,858
Total assets	$4,118,710	$484,168		$752,262		$5,355,140

Liabilities and Equity
Intangible liabilities, net	$508,014	$456,169	1(b)	$—		$964,183
Secured mortgage loans, notes and other borrowings, net	1,784,324	—		752,262	1(c)	2,536,586
Due to affiliates	58,786	—		—		58,786
Accounts payable and accrued expenses	35,194	26,286	1(b)	—		61,480
Other liabilities	28,811	1,713	1(b)	—		30,524
Total liabilities	2,415,129	484,168		752,262		3,651,559

Redeemable non-controlling interests	1,331	—		—		1,331
Redeemable common shares	2,089	—		—		2,089

Equity
Common stock — Class S shares	670	—		—		670
Common stock — Class D shares	25	—		—		25
Common stock — Class I shares	392	—		—		392
Common stock — Class E shares	701	—		—		701
Additional paid-in capital	1,738,451	—		—		1,738,451
Accumulated deficit and cumulative distributions	(70,570)	—		—		(70,570)
Accumulated other comprehensive loss	(641)	—		—		(641)
Total shareholders' equity	1,669,028	—		—		1,669,028
Non-controlling interests	31,133	—		—		31,133
Total equity	1,700,161	—		—		1,700,161
Total liabilities and equity	$4,118,710	$484,168		$752,262		$5,355,140

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

Blue Owl Digital Infrastructure Trust
Unaudited Pro Forma Combined Statement of Operations
For the Three Months Ended March 31, 2026
(Dollars in thousands, except per share data)

	Blue Owl Digital Infrastructure Trust Historical	GCDC Building 1	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
	Note 2(a)	Note 2(b)		Note 2		Note 2
Revenues
Rental revenue	$90,862	$26,792	$(6,314)	2(c)			$111,340
Total revenues	90,862	26,792	(6,314)				111,340

Expenses
Rental property operating	39,021	7,808	—				46,829
General and administrative	3,004	178	—				3,182
Management fee	3,380	—	367	2(d)			3,747
Performance participation allocation	3,537	—	472	2(e)			4,009
Depreciation and amortization	55,191	—	10,871	2(f)			66,062
Total expenses	104,133	7,986	11,710				123,829

Other income (expense), net
Income from unconsolidated joint venture	675	—	—		—		675
Interest expense, net	(24,346)	—	—		(9,912)	2(h)	(34,258)
Interest income	2,681	—	—		—		2,681
Other expense, net	(399)	—	—		—		(399)
Total other expense, net	(21,389)	—	—		(9,912)		(31,301)
Net (loss) income	(34,660)	18,806	(18,024)		(9,912)		(43,790)
Net loss attributable to non-controlling interests	656	—	(14)	2(g)	178	2(i)	820
Net (loss) income attributable to ODIT shareholders	$(34,004)	$18,806	$(18,038)		$(9,734)		$(42,970)
Net loss per Class S, Class D, Class I common share – basic	$(0.22)						$(0.28)
Net loss per Class E share – basic	$(0.16)						$(0.20)
Net loss per Class S, Class D, Class I common share – diluted	$(0.22)						$(0.28)
Net loss per Class E share – diluted	$(0.16)						$(0.20)
Weighted-average Class S, Class D, Class I common shares outstanding, basic	103,538,210						103,538,210
Weighted-average Class E shares outstanding, basic	70,183,948						70,183,948
Weighted-average Class S, Class D, Class I common shares outstanding, diluted	103,538,210						103,538,210
Weighted-average Class E shares outstanding, diluted	70,183,948						70,183,948

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

Blue Owl Digital Infrastructure Trust
Unaudited Pro Forma Combined Statement of Operations
For the Period from Inception through December 31, 2025
(Dollars in thousands, except per share data)

	Blue Owl Digital Infrastructure Trust Historical	GCDC Building 1	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
	Note 2(a)	Note 2(b)		Note 2		Note 2
Revenues
Rental revenue	$29,499	$68,779	$(18,977)	2(c)	$—		$79,301
Total revenues	29,499	68,779	(18,977)		—		79,301

Expenses
Rental property operating	13,329	16,551	—		—		29,880
General and administrative	817	981	—		—		1,798
Management fee	995	—	1,091	2(d)	—		2,086
Performance participation allocation	1,319	—	757	2(e)	—		2,076
Depreciation and amortization	18,436	—	32,735	2(f)	—		51,171
Total expenses	34,896	17,532	34,583		—		87,011

Other (expense) income, net
Interest expense, net	(8,026)	—	—		(29,847)	2(h)	(37,873)
Other income, net	315	—	—		—		315
Total other expense, net	(7,711)	—	—		(29,847)		(37,558)
Net (loss) income	(13,108)	51,247	(53,560)		(29,847)		(45,268)
Net loss attributable to non-controlling interests	383	—	46	2(g)	597	2(i)	1,026
Net (loss) income attributable to ODIT shareholders	$(12,725)	$51,247	$(53,514)		$(29,250)		$(44,242)
Net loss per Class S, Class D, Class I common share – basic	$(0.09)						$(0.29)
Net loss per Class E share – basic	$(0.07)						$(0.25)
Net loss per Class S, Class D, Class I common share – diluted	$(0.09)						$(0.29)
Net loss per Class E share – diluted	$(0.07)						$(0.25)
Weighted-average Class S, Class D, Class I common shares outstanding, basic	91,697,826						91,697,826
Weighted-average Class E shares outstanding, basic	70,000,100						70,000,100
Weighted-average Class S, Class D, Class I common shares outstanding, diluted	94,358,246						94,358,246
Weighted-average Class E shares outstanding, diluted	70,588,142						70,588,142

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

Blue Owl Digital Infrastructure Trust
Notes to Unaudited Pro Forma Combined Financial Information
(Dollars in thousands, except per share data)

Note 1 - Adjustments to the Unaudited Pro Forma Combined Balance Sheet

The adjustments to the unaudited pro forma combined balance sheet as of March 31, 2026 are as follows:

(a) The historical column of the unaudited pro forma combined balance sheet as of March 31, 2026 was derived from the Company’s unaudited condensed consolidated balance sheet as of March 31, 2026 included in the Company’s Form 10-Q filed with the SEC on May 13, 2026.

(b) Represents the purchase price of the Acquisition of the Property as if the transaction had been completed on March 31, 2026. The Company accounted for the Acquisition of the Property as an asset acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The Company allocated the purchase price, including transaction costs, to the individual assets acquired and liabilities assumed on a preliminary relative fair value basis.

The following table provides additional information regarding the total consideration for the Acquisition of the Property:

March 31, 2026
Cash consideration	$859,823
Transaction costs	3,225
Total consideration	$863,048

The following table represents the estimated relative fair value of the assets acquired and liabilities assumed related to the Acquisition of the Property:

	March 31, 2026	Depreciable Life
Buildings, infrastructure, and improvements	$1,054,455	3 - 49 years
Land and land improvements	96,819	0 - 21 years
In-place lease intangibles	107,394	Over lease term (i)
Other lease intangibles	61,313	Over lease term
Below-market lease intangibles	(456,169)	Over lease term (i)
Total purchase price	863,812
Working capital accounts (ii)	(764)
Net purchase price	$863,048
(i)    The lease term includes the base term and applicable extension options.
(ii)    Amount represents the net amount, inclusive of $2,005 of cash and cash equivalents and $25,230 of other assets, $26,286 of accounts payable and accrued expenses, and $1,713 of other liabilities.

(c) Reflects an increase in Cash and cash equivalents of $761,100 representing the gross proceeds from the CMBS Facility and Other borrowings, net of $8,838 in financing-related transaction costs and $1,358 of prepaid interest paid on the closing date.

Note 2 – Adjustments to the Unaudited Pro Forma Combined Statement of Operations

The adjustments to the unaudited pro forma combined statements of operations for the three months ended March 31, 2026 and the period from Inception through December 31, 2025 are as follows:

(a) The Blue Owl Digital Infrastructure Trust Historical column of the unaudited pro forma combined statements of operations for the three months ended March 31, 2026 and the period from Inception through December 31, 2025 was derived from the statements of operations in the Company’s Form 10-Q filed with the SEC on May 13, 2026 for the three months ended March 31, 2026 and the Company’s Form 10-K filed with the SEC on March 11, 2026 for period from Inception through December 31, 2025.

(b) The GCDC Building 1 column of the unaudited pro forma combined statements of operations was derived from the accompanying statement of revenues and certain operating expenses prepared in accordance with Rule 3-14 of Regulation S-X of the SEC, as filed with the SEC on August 7, 2026. The Rule 3-14 financial statements are presented for the three months ended March 31, 2026 and the twelve months ended December 31, 2025. The Property’s historical results presented in the combined statement of operations are conformed to the same periods as the Company’s historical financial statements.

(c) Represents the pro forma adjustment to rental revenue for the removal of the straight-line rent impact for reimbursable tenant improvements as those are not expected to recur and acquired below-market leases recorded at their fair value as if the Property had been acquired on April 7, 2025. The related amortization is recognized over the weighted average remaining term of the related leases as an adjustment to rental revenue, in accordance with the Company's policies.

(d) Represents management fees associated with the Acquisition of the Property as if the Acquisition occurred on April 7, 2025. Management fees are calculated at 1.25% of the Property’s net asset value (“NAV”) as of the acquisition date for Class S shares, Class D shares, and Class I shares per annum payable monthly for services rendered related to ongoing operations of ODIT. The management fee has been applied to the periods presented using the acquisition date NAV.

(e) Represents the pro forma adjustment for performance participation allocation. In connection with the Acquisition, certain affiliates of the Blue Owl Digital Infrastructure Trust Advisors LLC (the “Special Limited Partners”) will receive a performance participation allocation from Blue Owl Digital Infrastructure Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”). The Special Limited Partners are entitled to an allocation from the Operating Partnership equal to 12.5% of the total return on the Class S units, Class D units, and Class I units, after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount).

(f) Represents the pro forma adjustment for depreciation and amortization expense based on the Company’s basis in the assets that would have been recorded assuming the Property had been acquired on April 7, 2025. Depreciation and amortization are calculated in accordance with the Company’s policies and reflect management’s estimates of useful lives for buildings, infrastructure, improvements, and identifiable intangible assets. Investments in real estate are depreciated over their estimated remaining useful lives beginning on the assumed acquisition date, and lease-related intangibles are amortized over the remaining lease terms.

(g) Represents the proportionate share of the Property’s historical net income and the transaction-related adjustments attributable to noncontrolling interests of the Operating Partnership.

(h) Reflects the expense related to the Financing and amortization of issuance costs related to the Acquisition.

Represents the pro forma adjustment to record estimated interest expense on debt assumed in the Acquisition of the Property and related new debt financing, as if such debt had been outstanding since April 7, 2025, as follows:

			Interest Expense
	Weighted Average Interest Rate	Principal Balance Outstanding	Three Months Ended March 31, 2026	Period from Inception through December 31, 2025
Credit facility:
Revolving credit facility (i)	5.61%	$150,000	$2,082	$6,269

Variable funding notes:
Secured variable funding notes (ii)	5.47%	$52,000	$704	$2,119

Other borrowings:
CMBS facility (iii)	5.47%	$559,100	$7,553	$22,745

Deferred financing costs		(8,838)	(427)	(1,286)
Total other borrowings		$550,262	$7,126	$21,459

Total interest expense adjustments related to the assumption of debt		$752,262	$9,912	$29,847

(i)    The revolving credit facility bears interest based on the term SOFR plus a margin of 195 basis points. The term SOFR refers to the relevant floating benchmark rate, three-month SOFR, which was 3.66% on June 11, 2026.
(ii) The secured variable funding notes bear interest based on the term SOFR plus a 10 basis point adjustment, plus a margin of 175 basis points. The term SOFR refers to the relevant floating benchmark rates, one-month SOFR, which was 3.62% on June 24, 2026.
(iii) The CMBS facility has fixed interest rates ranging from 5.42% to 5.66%.

A hypothetical 1/8th of a percent increase/decrease in the interest rate used for the secured variable funding notes and the revolving credit facility would result in an increase/decrease of approximately $62 in pro forma interest expense for the three months ended March 31, 2026 and $188 in pro forma interest expense for the period from Inception through December 31, 2025.

(i) Represents the proportionate share of financing-related pro forma adjustments attributable to noncontrolling interests of the Operating Partnership.

Note 3 – Pro Forma Earnings per Share

The Company's earnings per share ("EPS") amounts have been computed based on the two-class method. Class S, Class D, and Class I shares are allocated net income (loss) at the same rate per share and receive the same gross distribution per share. The Company does not pay a management fee or performance participation allocation expense with respect to the Class E shares or Class E OP Units and as a result, it is a class-specific expense. Because Class E shares are excluded from the calculation of the management fee and performance participation allocation expense, the Company is required to apply the two-class method in calculating earnings per share.

Basic net income/(loss) per common share and Class E was computed using the two-class method by dividing net income/(loss) attributable to common and Class E shareholders by the weighted average number of common and Class E shares outstanding during the period. Diluted net income (loss) per common share and Class E share was computed using the two-class method by dividing net income (loss) attributable to common and Class E shareholders by the weighted average number of common and Class E shares outstanding during the period.

The pro forma basic and diluted weighted average shares outstanding are as follows:

	For the Three Months Ended March 31, 2026
	Total	Common Shares	Class E Shares

Pro forma net loss	$(43,790)	$(29,369)	$(14,421)
Pro forma net loss attributable to non-controlling interests	820	692	128
Pro forma net loss attributable to ODIT	$(42,970)	$(28,677)	$(14,293)
Pro forma net loss attributable to non-controlling interests		—	—
Pro forma net loss attributable to ODIT - dilutive	$(42,970)	$(28,677)	$(14,293)

Pro forma weighted average number of shares outstanding - basic	173,722,158	103,538,210	70,183,948
Pro forma effect of dilutive OP units	—	—	—
Pro forma weighted average number of shares outstanding - dilutive	173,722,158	103,538,210	70,183,948

Pro forma net loss per share - basic	$(0.25)	$(0.28)	$(0.20)
Pro forma net loss per share - diluted	$(0.25)	$(0.28)	$(0.20)

For the three months ended March 31, 2026, the Company excluded 20,103 restricted Class E shares and 3,382,065 OP Units from the computation of diluted net loss per share as their inclusion would have been anti-dilutive.

	For the Period from Inception through December 31, 2025
	Total	Common Shares	Class E Shares

Pro forma net loss	$(45,268)	$(27,677)	$(17,591)
Pro forma net loss attributable to non-controlling interests	1,026	864	162
Pro forma net loss attributable to ODIT	$(44,242)	$(26,813)	$(17,429)
Pro forma net loss attributable to non-controlling interests	(1,026)	(864)	(162)
Pro forma net loss attributable to ODIT - dilutive	$(45,268)	$(27,677)	$(17,591)

Pro forma weighted average number of shares outstanding - basic	161,697,926	91,697,826	70,000,100
Pro forma effect of dilutive OP units	3,248,462	2,660,420	588,042
Pro forma weighted average number of shares outstanding - dilutive	164,946,388	94,358,246	70,588,142

Pro forma net loss per share - basic	$(0.27)	$(0.29)	$(0.25)
Pro forma net loss per share - diluted	$(0.27)	$(0.29)	$(0.25)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Digital Infrastructure Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: August 7, 2026